EXHIBIT 99.4


PLEASE DETACH HERE
YOU MUST DETACH THIS PORTION OF THE PROXY CARD

 o BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE o
CONTROL NUMBER FOR
TELEPHONE OR INTERNET VOTING

VOTE BY TELEPHONE AND INTERNET

24 HOURS A DAY, 7 DAYS A WEEK TOMPKINS TRUSTCO, INC.
--------------------------------------------------------------------------------------------------------------
INTERNET                                   MAIL                           TELEPHONE
HTTPS://PROXY.SHAREHOLDER.COM/TMP          Mark, sign and date your       800-479-4522
Use the Internet to vote your proxy.       proxy card and return it in    Use any touch-tone telephone to
Have your proxy card in hand when you      the postage-paid envelope we   vote your proxy. Have your proxy
access the website. You will be            have provided. Make sure the   card in hand when you call. You
prompted to enter your control number,     pre-printed address shows      will be prompted to enter your
located in the box below, to create an     through the envelope window.   control number, located in the
electronic ballot.                         Do not mail additional cards   box below, and then follow the
                                           in the return                  simple directions. Your telephone
                                           envelope. The return           or Internet vote authorizes the
                                           envelopes are mechanically     named proxies to vote your shares
                                           opened and additional cards    in the same manner as if you
                                           may be accidentally            marked, signed and returned the
                                           destroyed.                     proxy card. If you have submitted
                                                                          your proxy by telephone or the
                                                                          Internet there is no need for you to
                                                                          mail back your proxy.
--------------------------------------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

CALL TOLL-FREE TO VOTE  o  IT'S FAST AND CONVENIENT
800-479-4522

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

A. To adopt the Agreement and Plan of Reorganization dated as of July 30, 1999 between the Company and Letchworth Independent Bancshares Corporation pursuant to which Letchworth will be merged into the Company, which will be the surviving corporation.

            [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

B. Transaction of such other business as may properly come before the meeting or any adjournment(s), postponement(s), continuation(s),or rescheduling(s) thereof.

CHANGE OF ADDRESS AND
OR COMMENTS MARK HERE [ ]

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign. Date___________________________________, 1999

____________________________________________________________
Signature of Stockholder
____________________________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK. X

                             TOMPKINS TRUSTCO, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                            MONDAY, DECEMBER 20, 1999
                       YOUR VOTING CARD IS ATTACHED BELOW.
          You may vote by E-mail, by telephone or by conventional mail.
       Please read the other side of this card carefully for instructions.
             However you decide to vote, your representation at the
     Special Meeting of Stockholders is important to Tompkins Trustco, Inc.

            DETACH HERE UNLESS YOU ARE VOTING BY TELEPHONE OR E-MAIL


     TOMPKINS TRUSTCO, INC.                  PROXY/VOTING INSTRUCTION CARD


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOMPKINS TRUSTCO,
                INC. FOR THE SPECIAL MEETING ON DECEMBER 20, 1999

The undersigned stockholder of TOMPKINS TRUSTCO, INC. (the "Company") hereby appoints JoAnn H. Beischer and Linda M. Carlton, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Special Meeting of Stockholders to be held at 10:00 a.m. in the Grand Ballroom of the Clarion University Hotel & Conference Center, Ithaca, NY 14850, on December 20, 1999, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side. The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side, BUT IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, TO VOTE "FOR" THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, and (ii) to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting), as may properly come before the meeting. The undersigned hereby acknowledge receipt of the Notice of Meeting and Proxy Statement dated, November 8, 1999 relating to the Special Meeting of Stockholders to be dated December 20,1999.

Comments: _________________________________
TOMPKINS TRUSTCO, INC.
P.O. BOX 11289
NEW YORK, N.Y. 10203-0289

If you have written in the above space, please mark the comments notification box on the reverse side.

             (Continued and to be signed and dated on reverse side.)